Exhibit 21.01

                     REGISTRATION STATEMENT ON FORM 10
                      Registration No.  ______________

                            GTrade.Network Inc.
                                Subsidiaries

The following sets forth pertinent information regarding the subsidiaries of the Registrant:

    1.      FleaMan.Com Inc., a Nevada corporation d/b/a "fleaman.com"


    2.      NetSafety Corporation USA, Inc., a California corporation